Exhibit 99.2

ATSG Holds Annual Shareholders’ Meeting

WILMINGTON, OH – May 11, 2010- Shareholders of Air Transport Services Group, Inc. (NASDAQ:ATSG) meeting here today re-elected three directors, ratified the appointment of the Company’s outside auditors and approved a management proposal.

Directors re-elected to three-year terms on the Board were James E. Bushman, 65, Randy D. Rademacher, 53, and Jeffrey A. Dominick, 45. Deloitte & Touche LLP will continue to serve as the Company’s independent registered public accounting firm for fiscal 2010.

A proposal to re-approve the business criteria under the Company’s 2005 long-term incentive plan for performance-based awards was also approved.

About Air Transport Services Group, Inc. (ATSG)

ATSG is a leading provider of air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through five principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides air cargo lift, aircraft leasing, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG’s subsidiaries include ABX Air, Inc., Air Transport International, LLC, Capital Cargo International Airlines, Inc., Cargo Aircraft Management, Inc., LGSTX Services, Inc., and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

For more information contact:

Joe Payne

Senior Vice President, Corporate General Counsel & Secretary

Air Transport Services Group, Inc.

(937) 382-5591